UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  June 27, 2019

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	NEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 27, 2019, NextEra Energy Operating Partners, LP (NEP OpCo) issued $700 million in aggregate principal amount of 4.25% senior unsecured notes due July 2024 (the notes). The notes were issued pursuant to an indenture dated as of September 25, 2017 between NEP OpCo and The Bank of New York Mellon, as trustee, as supplemented by an officer's certificate creating the notes, dated June 27, 2019. Interest on the notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2020. The notes mature on July 15, 2024, unless redeemed in accordance with their terms prior to such date.

The notes are unsecured obligations of NEP OpCo and are absolutely and unconditionally guaranteed, on a senior unsecured basis, by NextEra Energy Partners, LP (NEP) and NextEra Energy US Partners Holdings, LLC (NextEra US Holdings), a subsidiary of NEP OpCo. At any time prior to April 15, 2024, NEP OpCo may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus a make-whole premium and accrued and unpaid interest. On or after April 15, 2024, NEP OpCo may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest.

The notes are subject to, among other provisions, certain change of control provisions, restrictions on incurring liens to secure indebtedness and default and acceleration provisions relating to the failure to make required payments or to observe other covenants in the indenture and related documents, certain bankruptcy-related events and certain cross-default provisions with respect to other indebtedness agreements or instruments of NEP OpCo, NEP or NextEra US Holdings.

The foregoing description of the notes and the indenture is qualified in its entirety by reference to the indenture, the guarantee agreements and the officer's certificate creating the notes (including the form of notes), which are filed as exhibits hereto and incorporated into this report by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
4.1*
Indenture, dated as of September 25, 2017, between NextEra Energy Operating Partners, LP and The Bank of New York Mellon, as trustee (filed as Exhibit 4.1 to Form 8-K dated September 19, 2017, File No. 1-36518)

4.2*
Guarantee Agreement dated as of September 25, 2017, between NextEra Energy Partners, LP and The Bank of New York Mellon, as guarantee trustee (filed as Exhibit 4.2 to Form 8-K dated September 19, 2017, File No. 1-36518)

4.3*
Guarantee Agreement dated as of September 25, 2017, between NextEra Energy US Partners Holdings, LLC and The Bank of New York Mellon, as guarantee trustee (filed as Exhibit 4.3 to Form 8-K dated September 19, 2017, File No. 1-36518)

4.4	Officer's Certificate of NextEra Energy Operating Partners, LP, dated June 27, 2019, creating the 4.25% Senior Notes due July 2024
4.5	First Amendment to the Guarantee Agreement dated as of September 25, 2017, between NextEra Energy Partners, LP and The Bank of New York Mellon, as guarantee trustee, entered into as of June 27, 2019
4.6
First Amendment to the Guarantee Agreement dated as of September 25, 2017, between NextEra Energy US Partners Holdings, LLC and The Bank of New York Mellon, as guarantee trustee, entered into as of June 27, 2019

___________________________
* Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 28, 2019

NextEra Energy Partners, LP
(Registrant)

JAMES M. MAY
James M. May Controller and Chief Accounting Officer